UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

HORIZON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39465	98-1545465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Steamboat Road, Suite 200 Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

(203) 298-5300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	HZAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	HZAC	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 11, 2021, Horizon Acquisition Corporation (”Horizon”) received from a third party a payment of $17,500,000 (the “Payment”), which is $25,000,000, net of a 30% U.S. federal income tax withholding tax.

As contemplated by Section 2.6 of that Transaction Agreement (the “Transaction Agreement”) by and among the Horizon, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC, and Vivid Seats Inc. (“Vivid Seats”) dated April 21, 2021, Horizon expects to declare a dividend to all of its Class A shareholders, in accordance with its organizational documents and applicable law, with a record date of after the completion of any share redemptions in connection with its transaction (the “Transaction”) contemplated by the Transaction Agreement but before the closing date of the Transaction to distribute some or all of the Payment on a pro rata basis to the Horizon Class A shareholders as of such record date. Assuming no share redemptions in connection with the Transaction, Horizon expects that such dividend would be in an amount up to approximately $0.32 per Class A share. Such dividend will not be made on account of shares issued pursuant to the subscription agreements entered into with certain investors for the issuance of 22,500,000 shares for $225 million to finance the Transaction. Horizon will not deposit any proceeds of the Payment into its trust account and, accordingly, Class A shareholders who elect to redeem their Class A shares in connection with the Transaction will not receive any portion of the Payment.

The Transaction Agreement and the Transaction are described in Horizon’s Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on April 22, 2021 and the Transaction Agreement is an exhibit to Horizon’s Current Report on Form 8-K filed with the SEC on April 26, 2021.

The Payment was made to Horizon because of Horizon’s previous participation in discussions with a third party relating to a potential business combination. Horizon spent substantial efforts in that process, but ultimately the business combination was not consummated with Horizon and Horizon received the Payment.

Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “intend,” or “expect” are intended to be, and are, “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors. Such factors include, among others: the satisfaction or waiver of closing conditions set forth in the Transaction Agreement and the cash needs of Horizon including to complete its contemplated transaction with Vivid Seats.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021

HORIZON ACQUISITION CORPORATION

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Chairman, Chief Executive Officer and Chief Financial Officer